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                                                                   EXHIBIT: 10.2

                                 AMENDMENT NO. 2
                            TO SHAREHOLDERS AGREEMENT

         This AMENDMENT NO. 2 TO SHAREHOLDERS AGREEMENT (the "Amendment") is executed effective as of July 9, 2001, by and between Triton Energy Limited, a Cayman Islands company (the "Company"), and HM4 Triton, L.P., a Cayman Islands exempted limited partnership (the "Purchaser"), to amend that certain Shareholders Agreement, dated as of September 30, 1998, as amended by Amendment No. 1 effective as of January 20, 1999 (the "Shareholders Agreement"), by and between the Company and the Purchaser.

         1. Definitions. Unless the context indicates otherwise, capitalized terms used but not defined in this Amendment and defined in the Shareholders Agreement shall have the meanings ascribed to them in the Shareholders Agreement.

         2. Section 4.1. Section 4.1 is hereby amended by adding the following
Section 4.1.9:

              "4.1.9. The Company hereby waives any right to assert that the entitlement of the Purchaser to designate nominees to the Board (i) conflicts with or results in any breach of any organizational documents of the Company including, without limitation, the Memorandum of Association of the Company and the Articles of Association of the Company or (ii) violates any order, writ, injunction, decree, judgment, order, statute, rule or regulation including, without limitation,
         Section 25(3) of the Companies Law (2001 Second Revision) of the Cayman Islands."

         3. Section 4.4. Section 4.4 is hereby amended by deleting the existing
Section 4.4 and replacing it in its entirety with the following:

              "Section 4.4 Action by Holder. At any time there shall be more than one Holder, the designation of Holder Designees and the consent of Holders required for actions referred to in this Agreement shall be effected by delivery to the Company of a written instrument designating such Holder Designees or granting (or denying) such consent executed by Holders holding a majority of outstanding Common Stock (calculated giving effect to the full conversion of all 8% Preference Shares held by all Holders) held by all Holders (a "Majority Interest"). Each such written instrument shall indicate the number of 8% Preference Shares held by the Holder or Holders executing same and shall contain a certification that such Holders' 8% Preference Shares represent a Majority Interest."

         4. Section 6.4. Section 6.4 is hereby amended by adding the following at the end thereof:

              "Upon the sale by the Purchaser of all of its 8% Preference Shares and, if any portion of such shares have been converted into Common Stock , all such shares of Common Stock, to Amerada Hess Corporation ("AHC") or any direct or indirect wholly-owned subsidiary, including Amerada Hess (Cayman) Limited, as the case may be, pursuant to that certain Principal Shareholders Agreement, dated as of July 9, 2001, by and among AHC, Amerada Hess (Cayman) Limited and the Company (the "Principal Shareholders Agreement"), AHC, Amerada Hess (Cayman) Limited or any wholly-owned subsidiary of either of them to which any such shares have been transferred, as the case may be, shall be deemed to be the "Purchaser" for all purposes of this Agreement and shall be entitled to all of the benefits of


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         this Agreement enjoyed by the Purchaser and all references to "Original
         Number" (as defined in Section 4.1.6 of this Agreement), other than the definition of "Original Number" which shall not be affected by this Agreement, shall be determined with respect to the aggregate number of 8% Preference Shares and shares of Common Stock held by AHC and its Affiliates, collectively."

         5. Remaining Provisions in Full Force and Effect. As hereby amended, the Shareholders Agreement shall remain in full force and effect.

         6. Consent to Certain Transactions. The execution of this Amendment (i) by the Company, shall serve as a waiver by the Company of the application of, and the Company's rights under, Article 3 of the Shareholders Agreement to the transactions contemplated by the Principal Shareholders Agreement and the Acquisition Agreement by and among AHC, Amerada Hess (Cayman) Limited and the Company, dated as of July 9, 2001 (the "Acquisition Agreement") and (ii) by Purchaser, shall serve as Purchaser's consent, as required by Section 4.3 of the Shareholders Agreement, to the transactions contemplated by the Acquisition Agreement.



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         IN WITNESS WHEREOF, each of the parties hereto has caused this
Amendment to be executed by its duly authorized officer effective as of July 9, 2001.

                                            TRITON ENERGY LIMITED

                                            By: /s/ A.E. TURNER, III
                                               ---------------------------------
                                            Name:   A.E. Turner, III
                                            Title:  Senior Vice President

                                            HM4 TRITON, L.P.

                                            By: HM/GP Partners Cayman, L.P.,
                                                its General Partner

                                            By: HM GP Partners IV Cayman, L.P.,
                                                its General Partner

                                                By: HM Triton, G.P., LLC,
                                                    its General Partner

                                                By: /s/ JACK D. FURST
                                                   -----------------------------
                                                Name:
                                                Title: